UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 10, 2004

Milacron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08485	311062125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2090 Florence Avenue, Cincinnati, Ohio		45206
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(513) 487-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 10, 2004, Milacron Inc. adopted the Executive Life Insurance Plan (the "Plan"), effective as of January 1, 2004 in which the Company formalized its established practice of providing key employees of the Company and its Affiliates with a life insurance benefit. The life insurance benefit is a part of an overall competitive benefits package designed to attract, retain and motivate highly effective individuals. Named executive officers and certain other key employees may participate in the Plan.

The Plan provides each participant with life insurance coverage equal to one year's base salary, which is in addition to the level of life insurance benefit provided to all of the Company's employees. Each of the Company’s current executive officers who formerly participated in a split dollar insurance arrangement with the Company is entering into a Termination Agreement terminating the split dollar insurance arrangement, which is a condition to the executive’s participation in the Plan. Under the Plan, an executive who terminates a split dollar arrangement will become the sole owner of the policy providing the benefit under the Plan and those participants who did not participate in the Company's split dollar insurance arrangement will receive term insurance while employed with the Company or its affiliates.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milacron Inc.

December 16, 2004	By:	Robert P. Lienesch

Name: Robert P. Lienesch
Title: Senior Vice President - Finance, Controller and Chief Financial Officer